Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each of the undersigned appoints Dennis M. Meany and Jodie Simon Friedman, and each individually, as the attorney-in-fact and agent of the undersigned, with full power and authority of substitution and resubstitution, to execute for and on behalf of the undersigned a Post-Effective Amendment to Registration Statement on Form S-8 to deregister 749,669 shares of International Flavors & Fragrances Inc. common stock that were previously registered pursuant to that Registration Statement for issuance under the Company’s 2000 Stock Award and Incentive Plan, and any and all further amendments, including post-effective amendments, or supplements to such Registration Statement and all related documents and instruments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done to carry out the intent of this Power of Attorney, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney effective as of December 20, 2010.

Signature	Title	Date

/s/ Douglas D. Tough	Chairman of the Board and Chief Executive Officer	December 20, 2010
Douglas D. Tough	(Principal Executive Officer)

/s/ Kevin C. Berryman	Executive Vice President and Chief Financial Officer	December 20, 2010
Kevin C. Berryman	(Principal Financial and Accounting Officer)

/s/ Margaret Hayes Adame	Director	December 20, 2010
Margaret Hayes Adame

/s/ Marcello Bottoli	Director	December 20, 2010
Marcello Bottoli

/s/ Linda B. Buck	Director	December 20, 2010
Linda B. Buck

Signature	Title	Date

/s/ J. Michael Cook	Director	December 20, 2010
J. Michael Cook

/s/ Roger W. Ferguson, Jr.	Director	December 20, 2010
Roger W. Ferguson

/s/ Peter A. Georgescu	Director	December 20, 2010
Peter A. Georgescu

/s/ Alexandra A. Herzan	Director	December 20, 2010
Alexandra A. Herzan

/s/ Henry W. Howell, Jr.	Director	December 20, 2010
Henry W. Howell, Jr.

/s/ Katherine M. Hudson	Director	December 20, 2010
Katherine M. Hudson

/s/ Arthur C. Martinez	Director	December 20, 2010
Arthur C. Martinez